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                                                      File Pursuant to 424(B)(3)
                                                      Registration NO. 333-86257


                                August 21, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-1004

Re:  UnitedGlobalCom, Inc.
     Supplement, dated August 21, 2001, to Prospectus, dated September 17, 1999 (Registration Statement on Form S-3: File No. 333-86257)

Ladies and Gentlemen:

     Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, UnitedGlobalCom, Inc. (the "Company") herewith files a prospectus supplement, dated August 21, 2001, to the Company's prospectus, dated September 17, 1999, relating to the Company's Registration Statement on Form S-3 (File No. 333-86257) with respect to depository shares each representing 1/20th of a share of 7% Series C Senior Cumulative Convertible Preferred Stock of the Company (the "Preferred Stock"), shares of Class A common stock of the Company issuable upon conversion of the Preferred Stock, and shares of Class A common stock of the Company issuable as dividends on the Preferred Stock.

                                        Very truly yours,



                                        Hendrik F. Jordaan
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Supplement, Dated August 21, 2001, to Prospectus, Dated September 17, 1999, of
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UnitedGlobalCom, Inc.
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Additional Selling Securityholders. The following selling securityholder is added to the list of selling securityholders in the prospectus:


                                               Number of Depositary Shares
                                               ---------------------------

Name of Selling Securityholder                    Owned          Offered
------------------------------                 ------------    -----------

Deutsche Banc Alex Brown.................         175,000         175,000